                                                                   EXHIBIT 10.22

================================================================================



                       MASTER LOAN AND SECURITY AGREEMENT



                          -----------------------------

                          Dated as of October 22, 1996

                         ------------------------------



                      SOUTHERN PACIFIC FUNDING CORPORATION
                                   as Borrower


                                       and


                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                    as Lender



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RECITALS

Section 1.  Definitions and Accounting Matters..........................
        1.01  Certain Defined Terms.....................................
        1.02  Accounting Terms and Determinations.......................

Section 2.  Loans, Note and Prepayments.................................
        2.01  Loans.....................................................
        2.02  Note......................................................
        2.03  Procedure for Borrowing...................................
        2.04  Limitation on Types of Loans; Illegality..................
        2.05  Repayment of Loans; Interest..............................
        2.06  Mandatory Prepayments or Pledge...........................

Section 3.  Payments; Computations; Etc. ...............................
        3.01  Payments..................................................
        3.02  Computations..............................................
        3.03  U.S. Taxes................................................
        3.04  Certain Notices...........................................

Section 4.  Collateral Security.........................................
        4.01  Collateral; Security Interest.............................
        4.02  Further Documentation.....................................
        4.03  Changes in Locations, Name, etc. .........................
        4.04  Lender's Appointment as Attorney-in-Fact..................
        4.05  Performance by Lender of Borrower's Obligations...........
        4.06  Proceeds..................................................
        4.07  Remedies..................................................
        4.08  Limitation on Duties Regarding Presentation
                of Collateral...........................................
        4.09  Powers Coupled with an Interest...........................
        4.10  Release of Security Interest..............................

Section 5.  Conditions Precedent........................................
        5.01  Initial Loan..............................................
        5.02  Initial and Subsequent Loans..............................

Section 6.  Representations and Warranties..............................
        6.01  Existence.................................................
        6.02  Financial Condition.......................................
        6.03  Litigation................................................
        6.04  No Breach.................................................
        6.05  Action....................................................
        6.06  Approvals.................................................
        6.07  Margin Regulations........................................
        6.08  Taxes.....................................................
        6.09  Investment Company Act....................................
        6.10  Collateral; Collateral Security...........................
        6.11  Chief Executive Office....................................
        6.12  Location of Books and Records.............................
        6.13  Hedging...................................................
        6.14  True and Complete Disclosure..............................
        6.15  Tangible Net Worth........................................
        6.16  ERISA.....................................................

Section 7.  Covenants of the Borrower...................................
        7.01  Financial Statements......................................
        7.02  Litigation................................................
        7.03  Existence, Etc. ..........................................
        7.04  Prohibition of Fundamental Changes........................
        7.05  Borrowing Base Deficiency.................................
        7.06  Notices...................................................
        7.07  Hedging...................................................
        7.08  Reports...................................................
        7.09  Underwriting Guidelines...................................
        7.10  Lines of Business.........................................
        7.11  Transactions with Affiliates..............................

        7.12  Use of Proceeds...........................................
        7.13  Limitation on Sale of Assets..............................
        7.14  Limitation on Distributions...............................
        7.15  Organizational Documents..................................
        7.16  Maintenance of Tangible Net Worth.........................
        7.17  Maintenance of Ratio of Total Indebtedness to
                Tangible Net Worth......................................
        7.18  Maintenance of Profitability..............................
        7.19  Servicing Tape............................................

Section 8.  Events of Default...........................................

Section 9.  Remedies Upon Default.......................................

Section 10. No Duty on Lender's Part....................................

Section 11. Miscellaneous...............................................
        11.01 Waiver....................................................
        11.02 Notices...................................................
        11.03 Indemnification and Expenses..............................
        11.04 Amendments................................................
        11.05 Successors and Assigns....................................
        11.06 Survival..................................................
        11.07 Captions..................................................
        11.08 Counterparts..............................................
        11.09 Loan Agreement Constitutes Security Agreement;
                Governing Law...........................................
        11.10 Submission To Jurisdiction; Waivers.......................
        11.11 Waiver of Jury Trial......................................
        11.12 Acknowledgments...........................................
        11.13 Hypothecation or Pledge of Loans..........................
        11.14 Servicing.................................................
        11.15 Periodic Due Diligence Review.............................
        11.16 Intent....................................................

SCHEDULES
        SCHEDULE 1   Representations and Warranties re: Mortgage Loans
        SCHEDULE 2   Filing Jurisdictions and Offices

EXHIBITS
--------
        EXHIBIT A    Form of Promissory Note
        EXHIBIT B    Form of Custodial Agreement
        EXHIBIT C    Form of Opinion of Counsel to the Borrower
        EXHIBIT D Underwriting Guidelines for 'A' Credit Mortgage Loans EXHIBIT E Underwriting Guidelines for 'B' Credit Mortgage Loans EXHIBIT F Underwriting Guidelines for 'C' Credit Mortgage Loans EXHIBIT G Underwriting Guidelines for 'D' Credit Mortgage Loans

                       MASTER LOAN AND SECURITY AGREEMENT

     MASTER LOAN AND SECURITY AGREEMENT, dated as of October 22, 1996, between SOUTHERN PACIFIC FUNDING CORPORATION, a California corporation (the "Borrower"),
                                                                     --------
and MORGAN STANLEY MORTGAGE CAPITAL INC., a Delaware corporation (the "Lender").
                                                                       ------

                                    RECITALS

     The Borrower has requested that the Lender from time to time make revolving credit loans to it to finance certain residential mortgage loans owned by the Borrower, and the Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

     Section 1. Definitions and Accounting Matters.
                ----------------------------------

     1.01. Certain Defined Terms. As used herein, the following terms shall have
           ---------------------
the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "'A' Credit Mortgage Loan" shall mean a Mortgage Loan made by the Borrower
      ------------------------
to a Mortgagor with an 'A' or 'A-' credit history which is underwritten in accordance with the Borrower's Underwriting Guidelines for 'A' or 'A-' Credit Mortgage Loans, a copy of which is attached as Exhibit D hereto.

     "Affiliate" means, (i) with respect to Lender, Morgan Stanley Group Inc.
      ---------
and MS & Co., and (ii) with respect to the Borrower, any affiliate of the Borrower as such term is defined in the United States Bankruptcy Code in effect from time to time.

     "Applicable Collateral Percentage" shall mean with respect to all Mortgage
      --------------------------------
Loans, [   *   ].

     "Applicable Margin" shall mean with respect to all Loans, a rate per annum
      -----------------
equal to [   *   ] for each day that such Loans shall be so secured.

     "'B' Credit Mortgage Loan" shall mean a Mortgage Loan made by the Borrower
      ------------------------
to a Mortgagor with an 'B' credit history which is underwritten in accordance with the Borrower's Underwriting Guidelines for 'B' Credit Mortgage Loans, a copy of which is attached as Exhibit E hereto.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as
      ---------------
amended from time to time.

     "Borrower" shall have the meaning provided in the heading hereof.
      --------

     "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible
      --------------
Mortgage Loans.

--------
* This information has been omitted and filed separately with the Securities and Exchange Commission and is subject to a confidential treatment request with respect thereto.

     "Borrowing Base Deficiency" shall have the meaning provided in Section 2.06
      -------------------------
hereof.

     "Business Day" shall mean any day other than (i) a Saturday or Sunday, or
      ------------
(ii) a day in which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

     "Capital Expenditures" shall mean, as to any Person for any period, the
      --------------------
aggregate amount paid or accrued by such Person and its Affiliates for the rental, lease, purchase (including by way of the acquisition of securities of a Person), construction or use of any Property during such period, the value or cost of which, in accordance with GAAP, would appear on such Person's consolidated balance sheet in the category of property, plant or equipment at the end of such period.

     "Capital Lease Obligations" shall mean, for any Person, all obligations of
      -------------------------
such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "'C' Credit Mortgage Loan" shall mean a Mortgage Loan made by the Borrower
      ------------------------
to a Mortgagor with an 'C' credit history which is underwritten in accordance with the Borrower's Underwriting Guidelines for 'C' Credit Mortgage Loans, a copy of which is attached as Exhibit F hereto.
                             ---------

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Collateral" shall have the meaning assigned to such term in Section
      ----------
4.01(b) hereof.

     "Collateral Value" shall mean (a) with respect to each Mortgage Loan (other
      ----------------
than a Wet-Ink Mortgage Loan), the lesser of (i) the Applicable Collateral Percentage of the Market Value of such Mortgage Loan, and (ii) the outstanding principal balance of such Mortgage Loan; and (b) with respect to each Wet-Ink Mortgage Loan, (i) on the applicable Funding Date, the outstanding principal balance of such Mortgage Loan, and (ii) thereafter, the lesser of (A) the Applicable Collateral Percentage of the Market Value of such Mortgage Loan, and
(B) the outstanding principal balance of such Mortgage Loan; provided, that,
                                                             --------------

          (i) the Collateral Value shall be deemed to be zero with respect to each Eligible Mortgage Loan (1) in respect of which there is a breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined), (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of 45 days (without regard to any applicable grace periods), (3) which remains pledged to the Lender hereunder later than 180 days after the date on which it is first included in the Collateral, (4) which has been released from the possession of the Custodian under the Custodial Agreement to the Borrower for a period in excess of 14 days or (5) which is a Wet-Ink Mortgage Loan and for which the Custodian has failed to receive the related Mortgage Loan Documents on the fifth Business Day following the applicable Funding Date; and

          (ii) the aggregate Collateral Value of Mortgage Loans which are Wet-
Ink Mortgage Loans may not [   *   ] of the Maximum Credit; and

--------
* This information has been omitted and filed separately with the Securities and Exchange Commission and is subject to a confidential treatment request with respect thereto.

          (iii) the aggregate Collateral Value of Mortgage Loans which are 'C'
Credit Mortgage Loans may not [   *   ] aggregate principal amount
outstanding under the Loans; and

          (iv) the aggregate Collateral Value of Mortgage Loans which are 'D'
Credit Mortgage Loans may not exceed [   *   ] aggregate principal amount
outstanding under the Loans.

     "Custodial Agreement" shall mean the Custodial Agreement, dated as of the
      -------------------
date hereof, among the Borrower, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

     "Custodian" shall mean Norwest Bank Minnesota, National Association, as
      ---------
custodian under the Custodial Agreement, its successors and permitted assigns thereunder.

     "Daily Reset Loans" shall mean Loans that bear interest at rates based on
      -----------------
the rate referred to as the rate for Daily Reset Loans in the definition of Eurodollar Base Rate.

     "'D' Credit Mortgage Loan" shall mean a Mortgage Loan made by the Borrower
      ------------------------
to a Mortgagor with an 'D' credit history which is underwritten in accordance with the Borrower's Underwriting Guidelines for 'D' Credit Mortgage Loans, a copy of which is attached as Exhibit G hereto.

     "Default" shall mean an Event of Default or an event that with notice or
      -------
lapse of time or both would become an Event of Default.

     "Discrepancy" shall have the meaning assigned to such term in Section
      -----------
2.05(c) hereof.

     "Dollars" and "$" shall mean lawful money of the United States of America.
      -------       -

     "Due Diligence Review" shall mean the performance by the Lender of any or
      --------------------
all of the reviews permitted under Section 11.15 hereof with respect to any or all of the Mortgage Loans, as desired by the Lender from time to time.

     "Effective Date" shall mean the date upon which the conditions precedent
      --------------
set forth in Section 5.01 shall have been satisfied.

     "Eligible Mortgage Loan" shall mean a Mortgage Loan secured by a first
      ----------------------
mortgage lien on a one-to-four family residential property, as to which the representations and warranties in Section 6.10 and Part I of Schedule 1 hereof are correct and which is either an 'A' Credit Mortgage Loan, a 'B' Credit Mortgage Loan, a 'C' Credit Mortgage Loan or a 'D' Credit Mortgage Loan.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" shall mean any corporation or trade or business that is a
      ---------------
member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

--------
* This information has been omitted and filed separately with the Securities and Exchange Commission and is subject to a confidential treatment request with respect thereto.

     "Eurocurrency Reserve Requirements" shall mean for any day as applied to a
      ---------------------------------
Daily Reset Loan, and for any Interest Period for any Loan other than a Daily Reset Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such Interest Period, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.

     "Eurodollar Base Rate" shall mean:
      --------------------

     (a) for any Daily Reset Loan, with respect to each day such Loan is outstanding (or if such day is not a Business Day, the next succeeding Business
Day), the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Loans are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Loans to be outstanding on such day; and

     (b) for any Loan other than a Daily Reset Loan, with respect to each day during each Interest Period pertaining to such Loan, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen, on the first day of such Interest Period, for the one-month, two-month or three-month term, as applicable, corresponding to such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, on the first day of such Interest Period, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Loans to be outstanding during such Interest Period.

     "Eurodollar Rate" shall mean (a) with respect to each day a Daily Reset
      ---------------
Loan is outstanding, and (b) with respect to each day during each Interest Period pertaining to a Loan other than a Daily Reset Loan, a rate per annum determined by the Lender in its sole good-faith discretion in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

     "Event of Default" shall have the meaning assigned thereto in Section 8
      ----------------
hereof.

     "Federal Funds Rate" shall mean, for any day, the weighted average of the
      ------------------
rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

     "First Transaction Funding" shall have the meaning assigned thereto in
      -------------------------
Section 2.03(a)(x) hereof.

     "Funding Date" shall mean the date on which a Loan is made hereunder.
      ------------

     "GAAP" shall mean generally accepted accounting principles as in effect
      ----
from time to time in the United States.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.

     "Guarantee" shall mean, as to any Person, any obligation of such Person
      ---------
directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have
                  ---------       ----------
correlative meanings.

     "Indebtedness" shall mean, for any Person: (a) obligations created, issued
      ------------
or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and
(i) Indebtedness of general partnerships of which such Person is a general partner.

     "Interest Period" shall mean, with respect to any Loan, each period
      ---------------
commencing on the date such Loan is made and ending on the date one month, two months or three months thereafter, as the Borrower may select as provided in
Section 3.04 hereof, except that, in the case of any Interest Period for any Loan of one, two or three months, each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may begin before and end after the Termination Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Loan of one month shall have a duration of less than one month and, if the Interest Period for any Loan would otherwise be a shorter period, such Loan shall only be available as a Daily Reset Loan.

     "Interest Rate Protection Agreement" shall mean with respect to any or all
      ----------------------------------
of the Mortgage Loans any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by the Borrower with MS & Co. or its affiliate, and reasonably acceptable to the Lender.

     "Interest Recalculation" shall have the meaning assigned to such term in
      ----------------------
Section 2.05(c) hereof.

     "Lender" shall have the meaning assigned thereto in the heading hereto.
      ------

     "Lien" shall mean any mortgage, lien, pledge, charge, security interest or
      ----
similar encumbrance.

     "Loan" shall have the meaning assigned thereto in Section 2.01(a) hereof.
      ----

     "Loan Agreement" shall mean this Master Loan and Security Agreement, as may
      --------------
be amended, supplemented or otherwise modified from time to time.

     "Loan Documents" shall mean, collectively, this Loan Agreement, the Note
      --------------
and the Custodial Agreement.

     "Market Value" shall mean as of any date in respect of an Eligible Mortgage
      ------------
Loan, the price at which such Eligible Mortgage Loan could readily be sold as determined in good faith by the Lender, which price may be determined to be zero. The Lender's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Lender.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the
      -----------------------
Property, business, operations, financial condition or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Collateral.

     "Maximum Credit" shall mean $150,000,000.
      --------------

     "Misclassified Mortgage Loan" shall have the meaning assigned thereto in
      ---------------------------
Section 2.05(c) hereof.

     "Mortgage" shall mean the mortgage, deed of trust or other instrument
      --------
securing a Mortgage Note, which creates a first lien on the fee in real property securing the Mortgage Note.

     "Mortgage File" shall have the meaning assigned thereto in the Custodial
      -------------
Agreement.

     "Mortgage Loan" shall mean a mortgage loan which the Custodian has been
      -------------
instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

     "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the
      -----------------------
documents comprising the Mortgage File for such Mortgage Loan.

     "Mortgage Loan Schedule" shall have the meaning assigned thereto in the
      ----------------------
Custodial Agreement.

     "Mortgage Loan Summary" shall mean a mortgage loan summary prepared by the
      ---------------------
Custodian, substantially in the form of Annex 4 to the Custodial Agreement and delivered to the Lender in accordance with Section 3(b) of the Custodial Agreement.

     "Mortgage Loan Tape" shall mean a computer-readable magnetic tape
      ------------------
containing the following information with respect to each Mortgage Loan, to be delivered by the Borrower to the Lender pursuant to Section 2.03(a) hereof: (i) a field detailing whether the Mortgage Loan is an 'A' Credit Mortgage Loan, a 'B' Credit Mortgage Loan, a 'C' Credit Mortgage Loan or a 'D' Credit Mortgage Loan; and (ii) a field indicating whether the Mortgage Loan is a Wet-Ink Mortgage Loan, and (iii) such other fields as shall be mutually agreed upon by the Borrower and the Lender.

     "Mortgage Note" shall mean the original executed promissory note or other
      -------------
evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

     "Mortgaged Property" means the real property (including all improvements,
      ------------------
buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

     "Mortgagor" means the obligor on a Mortgage Note.
      ---------

     "MS & Co." shall mean Morgan Stanley & Co. Incorporated, a registered
      --------
broker-dealer.

     "Multiemployer Plan" shall mean a multiemployer plan defined as such in
      ------------------
Section 3(37) of ERISA to which contributions have been or are required to be made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

     "Net Income" shall mean, for any period, the net income of the Borrower for
      ----------
such period as determined in accordance with GAAP.

     "Note" shall mean the promissory note provided for by Section 2.02(a)
      ----
hereof for Loans and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Person" shall mean any individual, corporation, company, voluntary
      ------
association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

     "Plan" shall mean an employee benefit or other plan established or
      ----
maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Post-Default Rate" shall mean, in respect of any principal of any Loan or
      -----------------
any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum plus the Prime Rate.

     "Prime Rate" shall mean the prime rate announced to be in effect from time
      ----------
to time, as published as the average rate in The Wall Street Journal.

     "Property" shall mean any right or interest in or to property of any kind
      --------
whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Regulations G, T, U and X" shall mean Regulations G, T, U and X of the
      -------------------------
Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "Responsible Officer" shall mean, as to any Person, the chief executive
      -------------------
officer, any vice president or, with respect to financial matters, the treasurer, the controller or the chief financial officer of such Person.

     "Secured Obligations" shall have the meaning assigned thereto in Section
      -------------------
4.01(c) hereof.

     "Servicer" shall have the meaning assigned thereto in Section 11.14(c)
      --------
hereof.

     "Servicing Agreement" shall have the meaning assigned thereto in Section
      -------------------
11.14(c) hereof.

     "Servicing Records" shall have the meaning assigned thereto in Section
      -----------------
11.14(b) hereof.

     "Settlement Agent" shall mean, with respect to any Loan, the entity
      ----------------
approved by the Lender, in its sole good-faith discretion (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated) to which the proceeds of such Loan are to be wired pursuant to the instructions of the Lender.

     "Subsequent Transaction Funding" shall have the meaning assigned thereto in
      ------------------------------
Section 2.03(a)(y) hereof.

     "Subsidiary" shall mean, with respect to any Person, any corporation,
      ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "Tangible Net Worth" shall mean, as of a particular date,
      ------------------

          (a) all amounts which would be included under capital on a balance sheet of the Borrower at such date, determined in accordance with GAAP, less

          (b) (i) amounts owing to the Borrower from Affiliates and (ii) intangible assets.

     "Termination Date" shall mean October 22, 1997 or such earlier date on
      ----------------
which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

     "Test Period" shall have the meaning assigned to such term in Section 7.18
      -----------
hereof.

     "Total Indebtedness" shall mean, for any period, the aggregate Indebtedness
      ------------------
of the Borrower during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

     "Tranche A Loans" shall mean Loans so long as, and to the extent that, they
      ---------------
are secured by 'A' Credit Mortgage Loans, determined in accordance with Section 2.01(d) hereof.

     "Tranche B Loans" shall mean Loans so long as, and to the extent that, they
      ---------------
are secured by 'B' Credit Mortgage Loans, determined in accordance with Section 2.01(d) hereof.

     "Tranche C Loans" shall mean Loans so long as, and to the extent that, they
      ---------------
are secured by 'C' Credit Mortgage Loans, determined in accordance with Section 2.01(d) hereof.

     "Tranche D Loans" shall mean Loans so long as, and to the extent that, they
      ---------------
are secured by 'D' Credit Mortgage Loans, determined in accordance with Section 2.01(d) hereof.

     "Tranche Wet-Ink Loans" shall mean Loans so long as, and to the extent
      ---------------------
that, they are secured by Wet-Ink Mortgage Loans, determined in accordance with
Section 2.01(d) hereof.

     "Underwriting Guidelines" shall mean collectively, the underwriting
      -----------------------
guidelines attached as Exhibits D, E, F and G hereto.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
      -----------------------
effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "Wet-Ink Mortgage Loan" shall mean a Mortgage Loan which is pledged to the
      ---------------------
Lender simultaneously with the origination thereof by the Borrower, which origination is financed in part or in whole with proceeds of Loans advanced directly to a Settlement Agent.

     1.02 Accounting Terms and Determinations. Except as otherwise expressly
          -----------------------------------
provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

     Section 2. Loans, Note and Prepayments.
                ---------------------------

     2.01 Loans.
          -----

     (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees from time to time, on the terms and conditions of this Loan Agreement, to make loans (individually, a "Loan";
                                                                       ----
collectively, the "Loans") to the Borrower in Dollars, from and including the
                   -----
Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Credit as in effect from time to time.

     (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

     (c) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

     (d) In determining at any time to what extent Loans are Tranche A Loans, Tranche B Loans, Tranche C Loans, Tranche D Loans, or Tranche Wet-Ink Loans, the Collateral Value of each Mortgage Loan shall be taken into account in the following order of priority: (a) first, the Collateral Value of all 'A' Credit
                                 -----
Mortgage Loans shall be taken into account to determine the amount of Tranche A Loans, (b) second, the Collateral Value of all 'B' Credit Mortgage Loans shall
           ------
be taken into account to determine the amount of Tranche B Loans, (c) third, the
                                                                      -----
Collateral Value of all 'C' Credit Mortgage Loans shall be taken into account to determine the amount of Tranche C Loans, (d) fourth, the Collateral Value of all
                                             ------
'D' Credit Mortgage Loans shall be taken into account to determine the amount of Tranche D Loans, and (e) fifth, the Collateral Value of all Wet-Ink Mortgage
                         -----
Loans shall be taken into account to determine the amount of Tranche Wet-Ink Loans. All Loans shall be either Tranche A Loans, Tranche B Loans, Tranche C Loans, Tranche D Loans or Tranche Wet-Ink Loans.

     2.02 Note.
          ----

     (a) The Loans made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the "Note"),
                                                  ---------              ----
dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

     (b) The date, amount, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided, that the
                                                           --------
failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

     2.03 Procedure for Borrowing.
          -----------------------

     (a) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender, with a copy to the Custodian, an irrevocable written request for borrowing, which request must be received by the Lender (x) prior to 8:00 p.m., New York City time, one (l) Business Day prior to the requested Funding Date (such fundings, "First Transaction Fundings") or (y)
                                            --------------------------
prior to 2:00 p.m., New York City time, on the requested Funding Date (such fundings, "Subsequent Transaction Fundings"). Such request for borrowing shall
           -------------------------------
(i) attach a schedule identifying the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date, (iii) include a Mortgage Loan Tape containing information with respect to the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, and (iv) attach an officer's certificate signed by a Responsible Officer of the Borrower as required by Section 5.02(b) hereof.

     (b) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a), the Lender shall, assuming all conditions precedent set forth in
Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make a Loan to the Borrower on the requested Funding Date, in the amount so requested.

     (c) No later than 12:00 noon, Minneapolis time, on the requested Funding Date, the Borrower shall deliver to the Custodian the Mortgage File pertaining to each Eligible Mortgage Loan (other than a Wet-Ink Mortgage Loan) to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement.

     (d) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrower no later than 3:00 p.m., New York City time, on the Funding Date a Trust Receipt and a Mortgage Loan Schedule and Exception Report (each as defined in the Custodial Agreement) in respect of all Mortgage Loans (except Wet-Ink Mortgage Loans) pledged to the Lender on such Funding Date and a Mortgage Loan Schedule and Exception Report (as so defined) covering all Wet-Ink Mortgage Loans so pledged. Subject to Section 5 hereof, such borrowing will then be made available to the Borrower by the Lender transferring, via wire transfer, to the following account of the Borrower: Norwest Bank, for the A/C of 3974027117, ABA# 091000019, Attn: Warehouse Funding, prior to the close of business on such Funding Date, the aggregate amount of such borrowing in funds immediately available to the Borrower.

     2.04 Limitation on Types of Loans; Illegality. Anything herein to the
          ----------------------------------------
contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate:

          (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

          (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Loans; or

          (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a Eurodollar Rate;

     then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Loans, and the Borrower shall, either prepay such Loans or pay interest on such Loans at a rate per annum equal to the Federal Funds Rate plus 1%.

     2.05 Repayment of Loans; Interest.
          ----------------------------

     (a) The Borrower hereby promises to repay in full on the Termination Date the then aggregate outstanding principal amount of the Loans.

     (b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable monthly on the first Business Day of each month and for the last month of the Loan Agreement on the first Business Day of such last month and on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower.

     (c) Following each Funding Date and from time to time (as further described in Section 11.15 hereof), the Lender shall have the right to perform a Due Diligence Review with respect to any or all of the Mortgage Loans. In the event that the Lender discovers any discrepancy between the information set forth on the Mortgage Loan Tape and the information discovered as a result of the Lender's Due Diligence Review (in each case, a "Discrepancy"), then the Lender
                                                -----------
shall give notice thereof to the Borrower and the Borrower shall promptly correct the information set forth on the related Mortgage Loan Tape. In the event that any Discrepancy affects the classification of a Mortgage Loan as an 'A' Credit Mortgage Loan, a 'B' Credit Mortgage Loan, a 'C' Credit Mortgage Loan or a 'D' Credit Mortgage Loan (in each case, a "Misclassified Mortgage Loan"),
                                                ---------------------------
then the Lender shall recalculate the accrued interest on the Loans outstanding during the period of time during which such Misclassified Mortgage Loan was pledged to the Lender hereunder (in each case, an "Interest Recalculation"), using the Applicable Margin which would have been applied for the Loans then outstanding if such Misclassified Mortgage Loan had been properly classified. The Borrower shall promptly remit to the Lender the excess (if any) of the Interest Recalculation over the accrued interest previously calculated and paid by the Borrower for the affected period of time.

     (d) It is understood and agreed that, unless and until a Default shall have occurred and be continuing, the Borrower shall be entitled to the proceeds of the Mortgage Loans pledged to the Lender hereunder.

     2.06 Mandatory Prepayments or Pledge.
          -------------------------------

     If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender
                       -------------------------
and notified to the Borrower on any Business Day, the Borrower shall no later than one Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

     Section 3. Payments; Computations; Etc.
                ----------------------------

     3.01 Payments.
          --------

     (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Account No. 40615114, For the A/C of MSMCI, Citibank, N.A., ABA# 021000089, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

     (b) Except to the extent otherwise expressly provided herein (including, without limitation, by application of the definition of "Interest Period"), if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

     3.02 Computations. Interest on the Loans shall be computed on the basis of
          ------------
a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     3.03 U.S. Taxes.
          ----------

     (a) The Borrower agrees to pay to the Lender such additional amounts as are necessary in order that the net payment of any amount due to the Lender hereunder after deduction for or withholding in respect of any U.S. Tax (as defined below) imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by the Lender), will not be less than the amount stated herein to be then due and payable; provided that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to the Lender hereunder unless the Lender is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Loans), or

          (ii) to any U.S. Tax imposed solely by reason of the failure by the Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Lender if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 3.03(a), (w) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224
                                               ---------
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), and (y) "U.S. Taxes" shall mean any present or
                                      ----------
future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

     (b) Within 30 days after paying any such amount to the Lender, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction, withholding or payment (as the case may be).

     (c) The Lender represents and warrants to the Borrower that on the date hereof the Lender is either incorporated under the laws of the United States or a State thereof or is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Loans).

     3.04 Certain Notices. Notices by the Borrower to the Lender of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Lender not later than 3:00 p.m. Eastern Time, one (1) Business Day prior to the first day of such Interest Period. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.

     Section 4. Collateral Security.

     4.01 Collateral; Security Interest.

     (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts (as defined in the Custodial Agreement) each to the effect that it has reviewed such Mortgage Loan Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

     (b) All of the Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

          (i) all Mortgage Loans;

          (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.14(b) below), servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

          (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

          (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

          (v) all Interest Rate Protection Agreements;

          (vi) all "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

          (vii) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing.

     (c) The Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to the Lender to secure the repayment of principal of and interest on all Loans and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

     4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     4.03 Changes in Locations, Name, etc. The Borrower shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as Lender shall request and taken all other actions deemed necessary by Lender to continue its perfected status in the Collateral with the same or better priority.

     4.04. Lender's Appointment as Attorney-in-Fact.

     (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

          (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

          (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

          (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

     4.05. Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

     4.06. Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from the Borrower or otherwise) may, in the sole good-faith discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

     4.07. Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

     4.08. Limitation on Duties Regarding Presentation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

     4.09. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral.

     Section 5. Conditions Precedent.

     5.01 Initial Loan. The obligation of the Lender to make its initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

     (a) Loan Documents. The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

          (i) Note. The Note, duly completed and executed;

          (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by the Borrower and the Custodian. In addition, the Borrower shall have taken such other action as the Lender shall have requested in order to perfect the security interests created pursuant to the Loan Agreement;

          (b) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of the Borrower and of all corporate or other authority for the Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary);

          (c) Legal Opinion. A legal opinion of counsel to the Borrower, substantially in the form attached hereto as Exhibit C;

          (d) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, and any letter of the applicable Servicer consenting to termination of the related Servicing Agreement upon the occurrence of an Event of Default; and

          (e) Other Documents. Such other documents as the Lender may reasonably request.

     5.02 Initial and Subsequent Loans. The making of each Loan to the Borrower (including the initial Loan) on any Business Day is subject to the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a) no Default or Event of Default shall have occurred and be continuing;

          (b) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 hereof, and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received an officer's certificate signed by a Responsible Officer of Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

          (c) the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base;

          (d) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.15 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Loans as the Lender in its sole good-faith discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole good-faith discretion;

          (e) the Lender shall have received from the Custodian a Trust Receipt in respect of Eligible Mortgage Loans to be pledged hereunder on such Business Day and a Mortgage Loan Summary, in each case dated such Business Day and duly completed;

          (f) none of the following shall have occurred and/or be continuing:

               (i) a catastrophic event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities for a period of (or reasonably expected to be) at least 30 consecutive days and the same has resulted in the Lender not being able to finance any Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such catastrophic event or events;

               (ii) a catastrophic event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans for a period of (or reasonably expected to be) at least 30 consecutive days and the same results in the Lender not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such catastrophic event or events; or

               (iii) there shall have occurred a material adverse change in the financial condition of the Lender which effects (or can reasonably be expected to effect) materially and adversely the ability of the Lender to fund its obligations under this Loan Agreement.

Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in this Section (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

     Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender that throughout the term of this Loan Agreement:

     6.01 Existence. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on its property, business or financial condition, or prospects; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its property, business or financial condition, or prospects.

     6.02 Financial Condition. The Borrower has heretofore furnished to the Lender a copy of its consolidated balance sheets and the consolidated balance sheets of its consolidated Subsidiaries as at December 31, 1996 and the related statements of earnings and cash flows for the fiscal year then ended, with the opinion thereon of KPMG Peat Marwick. The Borrower has also heretofore furnished to the Lender the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for the first three quarterly fiscal periods of each fiscal year of the Borrower and at the end of each fiscal year, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis.

     6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Borrower or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on the property, business or financial condition, or prospects of the Borrower or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby.

     6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which the Borrower, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Loan Agreement) result in the creation or imposition of any Lien upon any property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

     6.05 Action. The Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by the Borrower of each of the Loan Documents have been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

     6.07 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X.

     6.08 Taxes. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

     6.09 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.10 Collateral; Collateral Security.

     (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the pledge of such Mortgage Loan, the Borrower was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder.

     (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

     (c) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the Borrower, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the Borrower's interest in the related Mortgaged Property.

     (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

     6.11 Chief Executive Office. The Borrower's chief executive office on the Effective Date is located at One Centerpointe Drive, Suite 500, Lake Oswego, Oregon 97035.

     6.12 Location of Books and Records. The location where the Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

     6.13 Hedging. The Borrower has entered into Interest Rate Protection Agreements, having a notional amount not less than 80% of the aggregate unpaid principal amount of the fixed-rate Mortgage Loans, with MS & Co. or any affiliate, or otherwise entered into hedging transactions having terms with respect to protection against fluctuations in interest rates reasonably acceptable to the Lender.

     6.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

     6.15 Tangible Net Worth. On the Effective Date, the Tangible Net Worth is
not less than [   *   ].

     6.16 ERISA. Each Plan to which the Borrower or its Subsidiaries make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under Section 7.01(d) hereof.

     Section 7. Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

     7.01 Financial Statements. The Borrower shall deliver to the Lender:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

          (c) as soon as available and in any event within fifteen Business Days after the end of each month, the unaudited consolidated statements of income and retained earnings and of

--------
* This information has been omitted and filed separately with the Securities and Exchange Commission and is subject to a confidential treatment request with respect thereto.

     cash flows for the Borrower and its consolidated Subsidiaries for the prior month, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (d) from time to time such other information regarding the financial condition, operations, or business of the Borrower as the Lender may reasonably request; and

          (e) as soon as reasonably possible, and in any event within thirty
     (30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which the Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi) the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Borrower to the effect that, to the best of such Responsible Officer's knowledge, the Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto).

     7.02 Litigation. The Borrower will promptly, and in any event within 10 days after service of process on any of the following, give to the Lender notice of all legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect.

     7.03 Existence, Etc. The Borrower will:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided, that nothing in this Section 7.03(a) shall prohibit any transaction expressly permitted under
     Section 7.04 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its property, business or financial condition, or prospects;

          (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

          (d) not move its chief executive office from the address referred to in Section 6.11 unless it shall have provided the Lender 30 days prior written notice of such change;

          (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

          (f) permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

     7.04 Prohibition of Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the Borrower may merge or consolidate with (a) any wholly owned subsidiary of the Borrower, or
(b) any other Person if the Borrower is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

     7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrower shall cure same in accordance with Section 2.06 hereof.

     7.06 Notices. The Borrower shall give notice to the Lender:

          (a) promptly of the occurrence of any Default or Event of Default;

          (b) with respect to any Mortgage Loan pledged to the Lender hereunder, immediately (i) upon receipt of notice from the related Mortgagor of such Mortgagor's intention to prepay, in full or partial, such pledged Mortgage Loan, or (ii) upon receipt of any principal prepayment (in full or partial) of such pledged Mortgage Loan;

          (c) with respect to any Mortgage Loan pledged to the Lender hereunder, immediately if the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Collateral Value of such pledged Mortgage Loan; and

          (d) promptly of any default related to any Collateral and any event or change in circumstances which could reasonably be expected to have a material adverse effect on the Borrower's Property, business or financial condition, or prospects.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

     7.07 Hedging. The Borrower shall at all times maintain Interest Rate Protection Agreements, having a notional amount not less than 80% of the aggregate outstanding principal balance of all fixed-rate Mortgage Loans, with MS & Co. or any affiliate, or otherwise maintain hedging transactions having terms with respect to protection against fluctuations in interest rates reasonably acceptable to the Lender. The Borrower shall deliver to the Custodian and the Lender monthly a written summary of the notional amount of all outstanding Interest Rate Protection Agreements and such hedging transactions.

     7.08 Reports. The Borrower shall provide the Lender with a quarterly report, which report shall include, among other items, (i) a summary of the Borrower's delinquency and loss experience with respect to mortgage loans serviced by the Borrower, and (ii) a summary of the number of applications for mortgage loans which are (A) pending, subject to the Borrower's approval, and
(B)
accepted for origination but not yet originated, plus any additional reports as Lender may reasonably request with respect to the Borrower's servicing portfolio or pending originations of mortgage loans.

     7.09 Underwriting Guidelines. Without the prior written consent of the Lender, the Borrower shall not materially amend or otherwise modify the Underwriting Guidelines.

     7.10 Lines of Business. The Borrower will not engage to any substantial extent in any line or lines of business activity other than the businesses now generally carried on by it.

     7.11 Transactions with Affiliates. The Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.11 to any Affiliate.

     7.12 Use of Proceeds. The Borrower will use the proceeds of the Loans solely to originate, fund, manage and service Eligible Mortgage Loans.

     7.13 Limitation on Sale of Assets. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of, substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired, except for (i) sales of mortgage loans not included in the Collateral, and (ii) the sale of any obsolete or worn-out equipment no longer used or useful, for cash, the net proceeds of which are reinvested in replacement equipment.

     7.14 Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, the Borrower shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any partnership interest of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

     7.15 Organizational Documents. The Borrower shall not amend its organizational documents without the prior written consent of the Lender, which shall not be unreasonably withheld.

     7.16 Maintenance of Tangible Net Worth. The Borrower shall not permit
Tangible Net Worth at any time to be less than [   *   ].

     7.17 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Borrower shall not permit the ratio of Total Indebtedness to Tangible Net Worth
at any time to be greater than [   *   ].

     7.18 Maintenance of Profitability. The Borrower shall not permit, for any period of three consecutive fiscal quarters (each such period, a "Test Period"), Net Income for such Test Period before income taxes for such Test Period, and distributions made during such Test Period, to be less than $1.00.

--------
* This information has been omitted and filed separately with the Securities and Exchange Commission and is subject to a confidential treatment request with respect thereto.

     7.19 Servicing Tape. The Borrower shall provide to the Lender on a monthly basis a computer readable magnetic tape containing servicing information, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by the Borrower or a third party servicer.

     Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

          (a) the Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

          (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for five Business Days; or

          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or

          (d) the Borrower shall fail to comply with the requirements of Section 7.03(a), Section 7.04, Section 7.06, or Sections 7.09 through 7.18 hereof; or the Borrower shall default in the performance of its obligations under
     Section 7.05 hereof and such default shall continue unremedied for a period of one (1) Business Day; or the Borrower shall otherwise fail to comply with the requirements of Section 7.03 hereof and such default shall continue unremedied for a period of five Business Days; or the Borrower shall fail to observe or perform any other agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven Business Days; or

          (e) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (f) the Borrower shall admit in writing its inability to pay its debts as such debts become due; or

          (g) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) any Loan Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

          (j) the Borrower grants, or suffers to exist, any Lien or the Liens contemplated hereby cease to be first priority perfected Liens on any Collateral in favor of any Person other than the Lender; or

          (k) any materially adverse change in the Properties, business or financial condition, or prospects of the Borrower or any of its Subsidiaries, in each case as determined by the Lender in its sole good-faith discretion, or the existence of any other condition which, in the Lender's sole good-faith discretion, constitutes a material impairment of the Borrower's ability to perform its obligations under this Loan Agreement, the Note or any other Loan Document; or

          (l) the Lender determines that the number of Misclassified Mortgage Loans equals at least 20% of the Mortgage Loans reviewed pursuant to a Due Diligence Review during any two successive Due Diligence Reviews.

     Section 9. Remedies Upon Default.

          (a) Upon the occurrence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement; provided that upon the occurrence of an Event of Default referred to in Section 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

     Section 10. No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

     Section 11. Miscellaneous.

     11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     11.03 Indemnification and Expenses.

     (a) The Borrower agrees to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender (collectively, "Costs"), relating to or arising out of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Borrower agrees to hold the Lender harmless from and indemnify the Lender against all Costs with respect to

Wet-Ink Mortgage Loans relating to or arising out of any breach, violation or alleged breach or violation of any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

     (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation,
(i) all the reasonable fees, disbursements and expenses of counsel to the Lender, and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 11.03(a), 11.14 and 11.15 hereof.

     11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

     11.05 Successors and Assigns . This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.06 Survival. The obligations of the Borrower under Sections 3.03 and
11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

     11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

     11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

     11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

     11.10 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     11.12 Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

          (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

          (c) no joint venture exists between the Lender and the Borrower.

     11.13 Hypothecation or Pledge of Loans. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower.

     11.14 Servicing.

     (a) The Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Borrower provides to mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, or (ii) the date on which all the Secured Obligations have been paid in full, or (iii) the transfer of servicing approved by the Borrower.

     (b) If the Mortgage Loans are serviced by the Borrower, (i) the Borrower agrees that Lender is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing Records"), and (ii) the Borrower grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of Borrower to the Lender. The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

     (c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Servicer"), the Borrower (i) shall provide a copy of the servicing agreement to the Lender, which shall be in form and substance acceptable to the Lender (the "Servicing Agreement"); and (ii) hereby irrevocably assigns to the Lender and Lender's successors and assigns all right, title, interest and the benefits of the Servicing Agreements with respect to the Mortgage Loans.

     (d) If the Servicer is the Borrower or an Affiliate of the Borrower, the Borrower shall provide to the Lender a letter from the Servicer to the effect that upon the occurrence of an Event of Default, the Lender may terminate the Servicing Agreement and transfer such servicing to its designee, at no cost or expense to the Lender, it being agreed that the Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the Lender.

     (e) After the Funding Date, until the pledge of such Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of the Mortgage Loan and the Borrower will have no obligation or right to repossess the Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement.

     (f) In the event the Borrower or its Affiliate is servicing the Mortgage Loans, the Borrower shall permit the Lender to inspect the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

     11.15 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower and/or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender shall make Loans to the Borrower based solely upon the information provided by the Borrower to the Lender in the Mortgage Loan Tape and the representations, warranties and covenants contained herein, and that the Lender, at is option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower. The Borrower further agrees that the Borrower shall reimburse the Lender for any and all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.15.

     11.16 Intent. The parties recognize that each Loan is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                     BORROWER
                                     --------

                                     SOUTHERN PACIFIC FUNDING CORPORATION


                                     By  /s/  [signature illegible]
                                       -----------------------------------------
                                       Title:


                                     Address for Notices:

                                     1 Centerpointe Drive
                                     Suite 500
                                     Lake Oswego, Oregon  97035
                                     Attention:  Mr. Frank A. Frazzitta
                                     Telecopier No.:  (503) 684-1495
                                     Telephone No.:  (503) 684-4714


                                     LENDER

                                     MORGAN STANLEY MORTGAGE CAPITAL INC.


                                     By  [signature illegible]
                                       -----------------------------------------
                                       Title: Vice President


                                     Address for Notices:

                                     1585 Broadway
                                     New York, New York 10036
                                     Attention: Mr. Peter Mozer
                                     Telecopier No.: 212-761-0570
                                     Telephone No.: 212-761-2408

                                                                      Schedule 1


                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS


                         Part I. Eligible Mortgage Loans

     As to each Mortgage Loan included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Part II to this Schedule 1):

     (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is complete, true and correct in all material respects.

     (b) Payments Current. All payments required to be made up to the Funding Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

     (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Borrower nor the Qualified Originator from which the Borrower acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

     (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Lender, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

     (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The Borrower has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

     (f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Borrower as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Borrower, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by the Borrower. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Borrower has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

     (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Lender, and shall deliver to the Lender, upon demand, evidence of compliance with all such requirements.

     (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Borrower has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Borrower waived any default resulting from any action or inaction by the Mortgagor.

     (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable FNMA and FHLMC requirements regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes.

     (j) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

          (1) the lien of current real property taxes and assessments not yet due and payable;

          (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or
     (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

          (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Borrower has full right to pledge and assign the same to the Lender. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

     (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Borrower has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

     (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

     (m) Ownership. The Borrower is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Loan Agreement and following the pledge of each Mortgage Loan, the Lender will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Loan Agreement.

     (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

     (o) LTV, PMI Policy. No Mortgage Loan has an LTV greater than 80%. The original LTV of each Mortgage Loan either was not more than 80% or the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is valid and remains in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has resulted, or will result, in the exclusion from, denial of, or defense to coverage by the PMI Policy. If the Mortgage Loan provides for negative amortization or for the potential of negative amortization, the PMI Policy insures any increase in the outstanding principal balance from the original balance of the Mortgage Note. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for each Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.

     (p) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Part I of Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Borrower, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Borrower, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

     (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration.

     (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

     (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

     (t) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note.

     (u) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

     (v) Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines. The Mortgage Note and Mortgage are on forms similar to those used by FHLMC or FNMA and the Borrower has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

     (w) Occupancy of the Mortgaged Property. As of the Funding Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Borrower has not received notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

     (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

     (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or the Lender to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

     (z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Borrower or its agent is in possession of a complete, true and accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.

     (aa) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

     (bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

     (cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

     (dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

     (ee) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

     (ff) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper.

With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

     (gg) Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

     (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director, or employee had a financial interest at the time of placement of such insurance.

     (ii) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Borrower, and the Borrower has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

     (jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     (kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Borrower maintains such statement in the Mortgage File.

     (ll) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

     (mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Funding Date (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Borrower, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

     (nn) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

     (oo) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage
Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

     (pp) Withdrawn Mortgage Loans. If the Mortgage Loan has been released to the Borrower pursuant to a Request for Release as permitted under Section 5 of the Custodial Agreement, then the promissory note relating to the Mortgage Loan was returned to the Custodian within 10 days (or if such tenth day was not a Business Day, the next succeeding Business Day).

     (qq) Origination Date. The Origination Date is no earlier than one (1) month prior to the date the Mortgage Loan is first included in the Borrowing Base.

     (rr) No Exception. The Custodian has not noted any material exceptions on an Exception Report (as defined in the Custodial Agreement) with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the Lender's security interest, granted by the Borrower, in the Mortgage Loan.

     (ss) Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by the Borrower from, a Qualified Originator.

     (tt) Mortgage Submitted for Recordation. The Mortgage has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

     (uu) Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by the Borrower to hold the related Mortgage Loan Documents as agent and bailee for the Lender and to promptly forward such Mortgage Loan Documents to the Custodian for receipt within five (5) Business Days following the applicable Funding Date.

     (vv) Securitization. Each Mortgage Loan conforms to the securitization requirements of the most recent related securitization transaction underwritten or placed on behalf of Borrower which transaction has received an investment grade rating by Standard & Poor's Rating Services or Moody's Investors Service, Inc. (a "Standard Securitization Transaction") and otherwise conforms to the current standards of institutional securitization applicable to loans similar in nature to the Mortgage Loans. All Mortgage Loans, individually and in the aggregate, will substantially comply with each related representation and warranty made in (i) the most recent related Standard Securitization Transaction or (ii) will otherwise substantially comply with each related representation or warranty customarily required under the current standards of investment grade institutional securitization applicable to mortgage loans similar in nature to the Mortgage Loans.

                              Part II Defined Terms

     In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in this Schedule 1:

     "Acceptable State" shall mean any state notified by the Borrower to the Lender from time to time and approved in writing by the Lender, which approval has not been revoked by the Lender in its sole good-faith discretion, any such notice of revocation to be given no later than 10 Business Days prior to its intended effective date.

     "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

     "ALTA" means the American Land Title Association.

     "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

     "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage.

     "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

     "Cut-off Date" means the first day of the month in which the related Funding Date occurs.

     "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

     "FNMA" means the Federal National Mortgage Association, or any successor thereto.

     "Gross Margin" means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

     "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

     "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

     "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or
(b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

     "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

     "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

     "Mortgage Interest Rate Cap" means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

     "Mortgagee" means the Borrower or any subsequent holder of a Mortgage Loan.

     "Origination Date" shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Borrower with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

     "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

     "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

     "Qualified Originator" means an originator of Mortgage Loans reasonably acceptable to the Lender.

     "Servicing File" means with respect to each Mortgage Loan, the file retained by the Borrower consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

                                                                      Schedule 2


                        FILING JURISDICTIONS AND OFFICES


               Office of the Secretary of the State of California


                 Office of the Secretary of the State of Oregon

                                                                       EXHIBIT A

                            [FORM OF PROMISSORY NOTE]

$ _________________                                            ________ __, 1996
                                                              New York, New York

     FOR VALUE RECEIVED, SOUTHERN PACIFIC FUNDING CORPORATION, a [____________] corporation (the "Borrower"), hereby promises to pay to the order of MORGAN STANLEY MORTGAGE CAPITAL INC. (the "Lender"), at the principal office of the Lender at 1585 Broadway, New York, New York 10036, in lawful money of the United States, and in immediately available funds, the principal sum of _________________ DOLLARS ($[____________]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

     The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

     This Note is the Note referred to in the Master Loan and Security Agreement dated as of October __, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrower and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

     The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

     Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

     The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

     Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) WHOSE LAWS THE BORROWER EXPRESSLY ELECTS TO APPLY TO THIS NOTE. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

                                     SOUTHERN PACIFIC FUNDING CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                SCHEDULE OF LOANS

     This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:


            Principal Amount of    Amount Paid     Unpaid Principal   Notation
Date Made           Loan           or Prepaid           Amount        Made by
---------   -------------------    -----------     ----------------   --------

                                                                       EXHIBIT B

                          [FORM OF CUSTODIAL AGREEMENT]


                                  [to be added]

                                                                       EXHIBIT C


                  [FORM OF OPINION OF COUNSEL TO THE BORROWER]


                                  [to be added]

                                                                       EXHIBIT D

              UNDERWRITING GUIDELINES FOR 'A' CREDIT MORTGAGE LOANS

               (Incorporates all of the following guidelines and
                 particularly with respect to "A" Credit and
                "A-" Credit Guidelines - See Chapter 3 Sections
                                 III A and B)

                                                                       EXHIBIT E

              UNDERWRITING GUIDELINES FOR 'B' CREDIT MORTGAGE LOANS

   (Incorporates all of the following guidelines and particularly with respect to "B" Credit Guidelines - See Chapter 3 Section III C of the
                 Underwriting Guidelines attached to Exhibit D)

                                                                       EXHIBIT F

              UNDERWRITING GUIDELINES FOR 'C' CREDIT MORTGAGE LOANS



   (Incorporates all of the following guidelines and particularly with respect to "C" Credit Guidelines - See Chapter 3 Section III D of the
                 Underwriting Guidelines attached to Exhibit D)

                                                                       EXHIBIT G

              UNDERWRITING GUIDELINES FOR 'D' CREDIT MORTGAGE LOANS

   (Incorporates all of the following guidelines and particularly with respect to "D" Credit Guidelines - See Chapter 3 Section III E of the
                 Underwriting Guidelines attached to Exhibit D)